UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Kinsale Capital Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2221 Edward Holland Drive
Suite 600
Richmond, VA 23230

April 7, 2017
Dear Stockholder:
We cordially invite you to attend Kinsale Capital Group, Inc.’s Annual Meeting of Stockholders. The meeting will be held at The Commonwealth Club, 401 W. Franklin Street, Richmond, VA 23220 at 10:30 A.M., Eastern Time, on May 25, 2017.
Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement.
Thank you for your support of Kinsale Capital Group, Inc.
Sincerely,

Michael P. Kehoe
President and Chief Executive Officer

2221 Edward Holland Drive, Suite 600
Richmond, VA 23230
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:30 A.M., Eastern Time, on May 25, 2017

Place	The Commonwealth Club, 401 W. Franklin Street, Richmond, VA 23220

Items of Business
Proposal No. 1: Election of Directors
To elect three Class I director nominees to serve on the board of directors for a term of three years and until their respective successor is duly elected and qualified or until death, resignation or removal, whichever is earliest to occur.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

To transact any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Record Date	You are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof if you were a holder of shares of our common stock of record at the close of business on March 27, 2017.

Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. If you are a stockholder of record, you may vote via the internet at http://www.envisionreports.com/KNSL, or, if you have received a printed copy of these proxy materials by mail, you may vote by phone or by signing, dating, and returning your proxy card in the prepaid envelope provided. If you are a beneficial owner, you should follow the voting instructions provided by your broker, bank or other intermediary.

Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 25, 2017. Kinsale Capital Group, Inc.’s Proxy Statement and 2017 Annual Report to Stockholders are available at: http://www.edocumentview.com/KNSL.

By Order of the Board of Directors,

April 7, 2017	/s/ Amanda Viol
Richmond, Virginia	Amanda Viol
Secretary

2221 Edward Holland Drive
Suite 600
Richmond, VA 23230

PROXY STATEMENT
The Board of Directors of Kinsale Capital Group, Inc. (the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders to be held at 10:30 A.M., Eastern Time, on May 25, 2017, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at The Commonwealth Club, 401 W. Franklin Street, Richmond, VA 23220. A Notice of Internet Availability of Proxy Materials (the “Proxy Notice”), containing instructions on how to access this Proxy Statement and our Annual Report to Shareholders (the "Annual Report") online, was mailed to stockholders on or about April 7, 2017. On that date, we also began mailing a full set of proxy materials to those stockholders who had previously requested paper copies of our proxy materials.
If you received the Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report to Shareholders. Instead, the Proxy Notice instructs you how you may access this information online and instructs you how you may submit your proxy. If you would like to receive a printed copy of our proxy materials, including our Annual Report, you should follow the instructions for requesting such materials included in the Proxy Notice.
EXPLANATORY NOTE
We are an “emerging growth company” under applicable U.S. federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2021; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”).

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
Why am I receiving these materials?
We are providing these proxy materials to you in connection with the solicitation, by our board of directors, of proxies to be voted at our Annual Meeting and at any adjournment or postponement thereof. You are receiving this Proxy Statement because you were a Company stockholder as of the close of business on the Record Date. This Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for stockholder action and includes information required to be disclosed to stockholders.
How do I obtain electronic access to the Annual Report and proxy materials?
This Proxy Statement and Annual Report are available at http://www.edocumentview.com/KNSL. If you are a stockholder of record, you may elect to receive future annual reports or proxy statements electronically by so indicating on our proxy voting website at http://www.envisionreports.com/KNSL or on your proxy card. If you hold your shares in “street name,” you should contact your broker, bank or other intermediary for information regarding electronic delivery of proxy materials.
An election to receive proxy materials electronically will remain in effect for all future annual meetings unless revoked. Stockholders requesting electronic delivery may incur costs, such as telephone and internet access charges, that must be borne by the stockholder.
What proposals will be voted on at the Annual Meeting?
There are two proposals scheduled to be voted on at the Annual Meeting:

•
Proposal 1: Election of Directors – To elect three Class I director nominees to serve on the board of directors for a term of three years and until their respective successor is duly elected and qualified or until death, resignation or removal, whichever is earliest to occur; and

•	Proposal 2: Ratification of Independent Registered Public Accounting Firm – To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2017.
What is the board of directors’ voting recommendation?
Our board of directors recommends that you vote your shares:

•
“FOR” the election of Michael P. Kehoe, Joel G. Killion and Edward D. Yun as Class I directors, to serve on our board of directors for a three-year term and until a respective successor for each is elected and qualified or until death, resignation and removal, whichever is earliest to occur; and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017.

What shares owned by me can be voted?
All shares owned by you as of the Record Date, which is the close of business on March 27, 2017, may be voted by you. These shares include shares that are:

•	held directly in your name as the stockholder of record; and

•	held for you as the beneficial owner through a broker, bank or other nominee.
Who is entitled to vote at the Annual Meeting?
All stockholders who owned common shares as of the Record Date, which is the close of business on March 27, 2017 may vote at the Annual Meeting, either in person or by proxy. Each common stock holder is entitled to one vote on each matter properly brought before the Annual Meeting. On the Record Date, we had approximately 20,968,707 shares of our common stock outstanding and entitled to vote.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with the transfer agent of our common stock, Computershare Inc. (“Computershare”), you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers or to vote in person at the Annual Meeting. You may vote by phone, via the internet, or, if you have received a printed copy of these proxy materials by mail, by signing, dating, and returning your proxy card in the prepaid envelope provided.
Beneficial Owner. If your shares are held in an account at a broker, bank or other intermediary, like many of our stockholders, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other intermediary how to vote your shares, and you are also invited to attend the Annual Meeting.
Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that is the stockholder of record of your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. If available, you may also vote by proxy on the internet or by telephone. Your broker, bank or other intermediary mailed you a proxy notice or proxy card with voting instructions.
How can I vote my shares in person at the Annual Meeting?
Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring proof of ownership of our common stock on the Record Date, such as the legal proxy, voting instruction card provided by your broker, bank or other intermediary, or a proxy card as well as proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?
Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote without attending the Annual Meeting by proxy. If you are a stockholder of record, you may vote via the internet at http://www.envisionreports.com/KNSL, or, if you have received a printed copy of these proxy materials by mail, you may vote by phone or by signing, dating, and returning your proxy card in the prepaid envelope provided. If you are a beneficial owner, you should follow the voting instructions provided by your broker, bank or other intermediary. Mailed proxy cards must be received no later than May 24, 2017 in order to be counted for the annual meeting.
What is the quorum requirement for the Annual Meeting?
A quorum is necessary to hold a valid Annual Meeting. A quorum exists if the holders of a majority of our capital stock issued and outstanding and entitled to vote thereat are present in person or represented by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the particular matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.
What happens if I do not give specific voting instructions?
If your shares are held in “street name” and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 2 (Ratification of Independent Registered Public Accounting Firm) is considered a routine matter. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum. For routine matters, any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a routine matter.
Proposal 1 (Election of Directors) is not considered a routine matter, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the votes for Proposal 1. However, broker non-votes with respect to any proposal will be treated as shares present for purposes of determining a quorum at the annual meeting.
How are votes counted?
For Proposal 1 (Election of Directors), your vote may be cast “FOR” the nominee, or you may “WITHHOLD” from voting. Shares voting “WITHHOLD” have no effect on the election of directors.

For Proposal 2 (Ratification of Independent Registered Public Accounting Firm), your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN” on this proposal, it has the same effect as a vote “AGAINST” the proposal.

If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted as described above in “What happens if I do not give specific voting instructions?”
What is the voting requirement to approve each of the proposals?
Proposal 1: Election of Directors: Under our plurality voting standard, each director will be elected by a plurality of the votes cast in the election of directors at the Annual Meeting, either in person or represented by properly authorized proxy. Therefore, "WITHHOLD" and broker non-votes will have no effect on the outcome of voting for directors.
Proposal 2: Ratification of Independent Registered Public Accounting Firm: Under our majority voting standard, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of the majority of the votes properly cast on the proposal and present, in person or by proxy, at the annual meeting. Abstentions will have the same effect as a vote against Proposal 2. Brokers, banks and other intermediaries have discretionary voting power with respect to this proposal.
What does it mean if I receive more than one proxy or voting instruction card?
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.
How do I obtain a separate set of proxy materials if I share an address with other stockholders?
To reduce expenses, in some cases, we are delivering one set of the proxy materials to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. A separate proxy card will be included with the proxy materials for each stockholder. If you have only received one set of the proxy materials, you may request separate copies at no additional cost to you by calling us at (804) 289-1272 or by writing to us at Kinsale Capital Group, Inc., Attn: Secretary, 2221 Edward Holland Drive, Suite 600, Richmond, VA 23230.
Who will count the vote?
A representative of Computershare will tabulate the votes and act as the inspector of election.
Can I revoke my proxy or change my vote?
Yes. You may revoke your proxy or change your voting instructions prior to the vote at the annual meeting. You may enter a new vote by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions). Your new vote must be received by 11:59 p.m. Eastern Time on May 24, 2017. You may also enter a new vote by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.
Who will bear the cost of soliciting votes for the Annual Meeting?
We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, we may reimburse the transfer agent, brokerage firms and other persons representing beneficial owners of shares of our common stock for their expenses in forwarding solicitation material to such beneficial owners.
Where may I request a separate copy of this proxy statement or Annual Report if I share an address with other stockholders?
To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. Any stockholder of record who wishes to receive a separate copy of this Proxy Statement or Annual Report on Form 10-K as filed with the SEC without charge may (i) call us at 804-289-1272 or (ii) mail a request to: Kinsale Capital Group, Inc., 2221 Edward Holland Drive, Suite 600, Richmond, VA 23230, Attention: Secretary, and we will promptly deliver the requested materials to you at no additional cost to you. You may also obtain the Annual Report on Form 10-K, as well as this Proxy Statement, on the SEC’s website (www.sec.gov), or on our website at http://ir.kinsalecapitalgroup.com.
Is my vote confidential?
Yes. We encourage stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. We have designated Computershare to receive and tabulate stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to us or any of our officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to us from time to time and publicly announced at the Annual Meeting.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 17, 2017 regarding the beneficial ownership of our common shares by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common shares, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table appearing in the “Executive Officers” section of this proxy statement and (4) all of our directors and executive officers as a group. In addition, except as otherwise indicated, the address for each person named below is c/o Kinsale Capital Group, Inc. 2221 Edward Holland Drive, Suite 600, Richmond, Virginia, 23230
The amounts and percentages owned are reported on the basis of the SEC’s rules governing the determination of beneficial ownership of securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as issued and outstanding all shares that a person would receive upon exercise of options held by that person that are immediately exercisable or exercisable within 60 days of March 17, 2017. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as issued and outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities.

	Shares of Common Stock Beneficially Owned

Name of Beneficial Owner	Number of Shares	% of Class
Greater than 5% Stockholders:
Moelis Funds (1)	4,307,774	20.5
T. Rowe Price Associates, Inc.(2)	1,188,433	5.7
Named Executive Officers and Directors:
Michael P. Kehoe(3)	1,006,989	4.8
Brian D. Haney	168,518	*
Bryan P. Petrucelli	52,216	*
Steven J. Bensinger	20,787	*
Joel G. Killion (4)	16,000	*
Robert Lippincott III	14,906	*
James J. Ritchie	18,245	*
Frederick L. Russell, Jr.(5)	751,773	3.6
Edward D. Yun (4)	16,000	*
All executive officers and directors as a group (11 persons)	2,342,459	11.2
* Less than 1%.
(1) Consists of (i) 4,001,713 shares of common stock held by Moelis Capital Partners Opportunity Fund I, L.P. (“Opportunity Fund I”) and (ii) 306,061 shares of common stock held by Moelis Capital Partners Opportunity Fund I-A, L.P. (“Opportunity Fund I-A”). Moelis Capital Partners Opportunity Fund I, LLC (“Opportunity Fund I, LLC”) is the general partner of Opportunity Fund I and Opportunity Fund I-A. Moelis Capital Partners LLC is the owner and managing member of Opportunity Fund I, LLC. Moelis Asset Management LP is the owner of Moelis Capital Partners LLC. Moelis & Company Holdings GP LLC is the general partner of Moelis Asset Management LP. Moelis & Company Manager LLC is the managing member of Moelis & Company Holdings GP LLC and is the ultimate beneficial owner, but not the sole owner, of each of the entities listed above (together with all other affiliated investment funds, the “Moelis Funds”). Kenneth D. Moelis is the chief executive officer of Moelis Capital Partners LLC, which, through its affiliates, manages the Moelis Funds. Accordingly, Mr. Moelis may be deemed to share voting and investment power with respect to all shares of common stock beneficially owned by the Moelis Funds. In addition, NexPhase Capital provides investment advisory services to Moelis Capital Partners LLC pursuant to a sub-investment advisory arrangement whereby it acts as investment advisor to the Moelis Funds. The address of the Moelis Funds and NexPhase Capital is 399 Park Avenue, 6th Floor, New York, New York, 10022.
(2) Information is based on a Schedule 13G filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. reported sole voting power over 290,150 shares of common stock and sole dispositive power over 1,188,433 shares of common stock. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202
(3) Consists of (i) 433,029 shares of common stock held by Michael P. Kehoe directly, (ii) 538,088 shares of common stock held by M.P. Kehoe, LLC, of which Michael P. Kehoe is the sole manager and (iii) 35,872 shares of common stock held by the Marilyn F Kehoe Revocable Trust, of which Michael P. Kehoe is a trustee.
(4) Consists of fully vested stock options. Edward D. Yun is a Managing Partner and Joel G. Killion is a Partner of NexPhase Capital. See note (1) above for additional information regarding investment advisory services provided by NexPhase Capital to Moelis Capital Partners LLC. Excludes shares held by the Moelis Funds.
(5) Consists of (i) 16,000 fully vested stock options (ii) 717,452 shares of common stock held by Virginia Capital Private Equity, LP (“Virginia Capital”), and (iii) 18,321 shares of common stock held by Margin of Safety, LLC. VCP GP LLC is the general partner of Virginia Capital. VCP GP LLC is owned by Virginia Capital Partners, LLC (“VCP”). The majority of VCP is owned by Goose Creek Partners, LLC and Margin of Safety, LLC, each of which is substantially owned by revocable trusts of which Mr. Russell is the trustee. Mr. Russell is also the manager of VCP GP LLC which manages Virginia Capital. Accordingly, Mr. Russell may be deemed to share voting and investment power with respect to all shares of common stock beneficially owned by Virginia Capital, as well as those beneficially owned by Margin of Safety, LLC and Goose Creek Partners, LLC. Mr. Russell disclaims beneficial ownership of all shares of common stock held by Virginia Capital, Margin of Safety, LLC and Goose Creek Partners, LLC with respect to which Mr. Russell does not have a pecuniary interest therein.

PROPOSAL 1: ELECTION OF DIRECTORS
Our board of directors currently consists of seven directors, divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term ending in successive years. Upon expiration of the term of a class of directors, directors for that class will be elected for a three-year term, by a plurality of the votes properly cast in person or by proxy, at the annual meeting of stockholders in the year in which that term expires. The nominees for director receiving the highest number of votes “FOR” will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your intermediary, your shares will not be voted for the election of directors unless you have provided voting instructions to your intermediary. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

Nominees for Class I Directors

Name	Positions and Offices Held with the Company
Michael P. Kehoe	President and Chief Executive Officer, Director
Joel G. Killion	Director
Edward D. Yun	Director
We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of our board. The biographical description of each director, set forth below in the section titled “Board of Directors and Corporate Governance,” includes the specific experience, qualifications, attributes and skills that the board of directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.
Pursuant to a director nomination agreement entered into in connection with our initial public offering (“IPO”) in 2016, so long as the Moelis Funds beneficially own 20% or more of our outstanding common stock, the Moelis Funds have the right (but not the obligation) to nominate two individuals to our board of directors, and so long as the Moelis Funds beneficially own 10% or more but less than 20%, they have the right (but not the obligation) to nominate one individual. As of March 17, 2017, the Moelis Funds beneficially owned 20.5% of our outstanding common stock. The Moelis Fund nominated Mr. Killion and Mr. Yun as their nominees in connection with the Annual Meeting. Pursuant to the director nomination agreement, in the event that the Moelis Funds cease to have the right to nominate a nominee, the Moelis Funds shall use their best efforts to cause the applicable Moelis Funds’ nominee to resign as promptly as practicable thereafter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES FOR DIRECTORS:

MICHAEL P. KEHOE, JOEL G. KILLION AND EDWARD D. YUN

EACH TO SERVE AS A CLASS I DIRECTOR OF THE COMPANY FOR THREE YEARS AND UNTIL A RESPECTIVE SUCCESSOR FOR EACH IS DULY ELECTED AND QUALIFIED OR UNTIL DEATH, RESIGNATION OR REMOVAL, WHICHEVER IS EARLIEST TO OCCUR.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
Our Board currently consists of seven directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The division of the three classes and their respective election dates are as follows:

•	The Class I directors’ (following their election at the Annual Meeting) terms will expire at the annual meeting of stockholders to be held in 2020

•	The Class II directors’ terms will expire at the annual meeting of stockholders to be held in 2018

•	The Class III directors’ terms will expire at the annual meeting of stockholders to be held in 2019
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Below is a list of names, ages (as of March 27, 2017) and a brief description of the business experience of persons who serve as our directors.

Name	Age	Board Position	Management Positions
Michael P. Kehoe	50	Class I Director	President and Chief Executive Officer
Steven J. Bensinger	62	Class III Director	--
Joel G. Killion	40	Class I Director	--
Robert Lippincott III	70	Class II Director Chairman of the Board	--
James J. Ritchie	62	Class III Director	--
Frederick L. Russell, Jr.	57	Class II Director	--
Edward D. Yun	50	Class I Director	--
Directors Standing for Election
Michael P. Kehoe has served as our Chief Executive Offer and President, and as one of our directors, since June 2009 when he founded Kinsale. From 2002 to 2008, Mr. Kehoe was the President and Chief Executive Officer at James River Insurance Company, and before that, served in various senior positions at Colony Insurance Company from 1994 to 2002, finishing as Vice President of Brokerage Underwriting. Mr. Kehoe received a B.A. in Economics from Hampden Sydney College and a J.D. from the University of Richmond School of Law.

We believe Mr. Kehoe's qualifications to serve on our board include his 25 years of underwriting and claims experience in the Property &Casualty industry.
Joel G. Killion has served as one of our directors since March 2015, and was previously a member of our Board of Directors from June 2009 to January 2013. Mr. Killion is a Partner at NexPhase Capital. Prior to NexPhase, Mr. Killion worked at Sun Capital, Catterton Partners, Lehman Brothers and Legg Mason. Mr. Killion is also a director at Flexible Architecture and Simplified Technology, LLC (FAST), Insurance Technologies, LLC, Joerns WoundCo Holdings, Inc.  (Joerns Healthcare) and SwipeClock LLC. He received a B.S. in economics from Pennsylvania State University and an M.B.A. from Columbia Business School.
We believe Mr. Killion's qualifications to serve on our Board of Directors include his 16 years of private equity investment experience.
Edward D. Yun has served as one of our directors since April 2015. Mr. Yun is a Managing Partner at NexPhase Capital. Prior to joining NexPhase Capital, Mr. Yun was a Managing Partner at Moelis Capital Partners and prior to that, was a founder and Managing Partner of West Hill Partners, a private equity firm focused on middle market growth company buyouts. Prior to West Hill Partners, he spent 11 years at J.W. Childs as a Partner and Chairman of the Investment Committee. Previously, Mr. Yun worked at DLJ Merchant Banking, The Blackstone Group and Drexel Burnham Lambert. He is also a director at Comprehensive Pharmacy Services, OmniSYS, LLC and WIN Holdings, Inc. Mr. Yun graduated magna cum laude with a B.S. in economics with a concentration in finance from the Wharton School of Business at the University of Pennsylvania and a B.A.S. from the School of Engineering and Applied Science at the University of Pennsylvania and received an M.B.A. from Stanford University.
We believe Mr. Yun's qualifications to serve on our Board of Directors include his 25 years of investment experience and expertise in building and managing private equity firms.
Directors Whose Terms Do Not Expire at the Annual Meeting
Steven J. Bensinger has served as one of our directors since July 2015. Mr. Bensinger currently serves as Senior Advisor with TigerRisk Partners LLC, a privately held firm providing sophisticated advisory services to the insurance industry. Prior to joining TigerRisk in October 2015, Mr. Bensinger was a Senior Managing Director at FTI Consulting in its Global Insurance Services Practice. From January 2010 to June 2011, he worked at The Hanover Insurance Group as Executive Vice President and Chief Financial Officer. From September 2002 to October 2008, Mr. Bensinger worked at American International Group, Inc. (AIG), where he held a number of senior executive positions, including Chief Financial Officer. He was appointed Vice Chairman, Financial Services, in May 2008 in addition to retaining Chief Financial Officer responsibilities. Mr. Bensinger has also held senior positions with Combined Specialty Group, Inc. (Aon), Chartwell Re Corporation, Skandia America Corporation and Coopers & Lybrand. Mr. Bensinger is a Certified Public Accountant and a Certified Global Management Accountant. He received a B.S. from New York University's Leonard N. Stern School of Business.
We believe Mr. Bensinger's qualifications to serve on our Board of Directors include his more than 30 years of experience in the insurance industry and his financial and business acumen, which have provided him with significant expertise in our area of business.

Robert Lippincott, III has served as the chairman of our Board of Directors since March 2015, and has served as one of our directors from July 2010. Mr. Lippincott is the President of Lippincott Consulting, LLC. From November 2005 to September 2006, he was the Interim Chief Executive Officer of Quanta Capital Holdings Inc., and before that worked at Towers Perrin Re as Executive Vice President. Prior to Towers Perrin, Mr. Lippincott was the Chairman and Chief Executive Officer of the AXA Property and Casualty Reinsurance companies, which he founded in October 1983. Mr. Lippincott was also a director at Quanta Capital Holdings Inc. and AXA Art Insurance Company. He received a B.S. in marketing and management science from St. Joseph's College.
We believe Mr. Lippincott's qualifications to serve on our Board of Directors include his 45 years of insurance and reinsurance industry experience.
James J. Ritchie has served as one of our directors since January 2013. From 2001 until his retirement in 2003, Mr. Ritchie served as Managing Director and Chief Financial Officer of White Mountains Insurance Group, Ltd.'s OneBeacon Insurance Company, a specialty insurance company, and as the group Chief Financial Officer for White Mountains Insurance Group, Ltd., a financial services holding company. From July 1986 to December 2000, he worked at CIGNA Corporation, where he held a number of senior executive positions. Mr. Ritchie is currently the non-executive Chairman of the Board and member of the Nominating and Corporate Governance Committee of OM Asset Management plc. Mr. Ritchie is also a Director, Chairman of the Audit and Risk Committee of Old Mutual (Bermuda) Ltd. Mr. Ritchie's former board experience includes: Ceres Group, Inc.; Fidelity & Guaranty Life Insurance Company (formerly Old Mutual Financial Life Insurance Company, Inc.); KMG America Corporation; Lloyd's Syndicate 4000; and Quanta Capital Holdings Ltd. He is a member of the National Association of Corporate Directors and the American Institute of Certified Public Accountants. Mr. Ritchie received a B.A. in Economics with honors from Rutgers College and an M.B.A. from Rutgers Graduate School of Business Administration.
We believe Mr. Ritchie's qualifications to serve on our Board of Directors include his extensive background in finance, substantial board experience, strategic and operational leadership and wide-ranging knowledge of operational, risk and control initiatives. His background in financial risk and regulation will provide valuable guidance to our Board of Directors and our Company in addressing risk management.
Frederick L. Russell, Jr. has served as one of our directors since April 2010. Mr. Russell has been a Managing Partner at Virginia Capital Partners since its inception in 1997. From September 2012 to June 2014, he served as director at Smith-Midland Corp. He received a B.S. from the McIntire School of Commerce at the University of Virginia and an M.B.A. from the Wharton School at the University of Pennsylvania.
We believe Mr. Russell's qualifications to serve on our Board of Directors include his more than 25 years of venture capital and private equity experience.
Board Leadership Structure
Our By-Laws provide flexibility to the Board in choosing a Chairman of the Board and a Chief Executive Officer. The By-Laws provide that such offices may be held by different people or the same person, as determined by the Board. This flexibility allows the Board to determine whether it is in the best interest of the Company and our stockholders to combine the roles of Chief Executive Officer and Chairman of the Board in the same person. Currently, Robert Lippincott III serves as our Chairman of the Board and Michael P. Kehoe serves as our Chief Executive Officer.

Director Independence
Our common stock is listed on NASDAQ. Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of the initial public offering (the "IPO"). In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.
Under the rules of NASDAQ, a director will only qualify as an “independent director” if such person is not an executive officer or employee of the company and, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
A majority of our board of directors, comprised of Messrs. Bensinger, Lippincott, Ritchie and Russell, are independent within the meaning of the independent director guidelines of NASDAQ. In addition, our Audit, Compensation and Nominating and Corporate Governance Committees meet the independent director guidelines of NASDAQ.
Board Meeting Attendance
Each director attended at least 75% of the aggregate meetings of our Board of Directors and committees that he served on during 2016 while he was in office, except for Mr. Yun.
The Board of Directors held four meetings and acted four times by unanimous written consent during 2016.
Committees of the Board of Directors
We have three standing committees of the Board of Directors: the Audit Committee; the Compensation, Nominating and Corporate Governance Committee; and the Investment Committee. Under the listing requirements and rules of NASDAQ, independent directors must comprise a majority of our Audit Committee and Compensation, Nominating and Corporate Governance Committee within ninety-days after the completion of our IPO, and independent directors must comprise all of these committees by the one-year anniversary of our IPO.
Audit Committee
Our Audit Committee consists of Mr. Ritchie, who serves as the Chair, and Messrs. Bensinger and Lippincott. Each member of the Audit Committee must meet independence standards under NASDAQ listing rules and Rule 10A-3 of the Exchange Act. Our Board of Directors has determined that each of Messrs. Ritchie, Bensinger and Lippincott meets these independence standards. Our Board of Directors has determined that Mr. Ritchie qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K, and possesses financial sophistication as defined under NASDAQ listing rules.

The Audit Committee assists our Board in fulfilling its oversight responsibilities relating to:

•	the quality and integrity of our financial statements and our financial reporting process;

•	external auditing and the independent registered public accounting firm’s qualifications and independence;

•	the performance of our independent registered public accounting firm;

•	the integrity of our systems of internal accounting and financial controls; and

•	our compliance with legal and regulatory requirements.
In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, our independent registered public accounting firm and our management. In this role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of our Company and has the power to retain outside counsel or other experts for this purpose.
The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee meets in executive session with the independent registered public accounting firm at least quarterly. For further information, the Audit Committee charter may be accessed at http://ir.kinsalecapitalgroup.com.
The Audit Committee held seven meetings during 2016.
Compensation, Nominating and Corporate Governance Committee
Our Compensation, Nominating and Corporate Governance Committee (the "CNCG Committee") consists of Mr. Lippincott, who serves as the Chair, and Messrs. Bensinger and Killion. NASDAQ listing rules require that a majority of members of the Compensation, Nominating and Corporate Governance Committee meet NASDAQ independence standards within 90 days of its initial public offering. Our Board of Directors has determined that each of Messrs. Lippincott and Bensinger, comprising a majority of the members, meets these independence standards. NASDAQ listing rules further require that all members of the Compensation, Nominating and Corporate Governance Committee satisfy the NASDAQ independence standards within one year of its initial public offering. As of March 8, 2017, Mr. Killion resigned from the CNCG Committee and Mr. Russell, who the Board has determined meets the independence standards, was appointed.
The CNCG Committee assists our Board of Directors with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of appropriate regulatory bodies. Toward that end, the CNCG Committee, among other responsibilities, reviews and approves director and executive officer compensation, incentive compensation and equity-based compensation plans, and employee benefit plans. From time to time, the Compensation, Nominating and Corporate Governance Committee may form subcommittees, consisting of no fewer than two members, and delegate such power and authority as deemed appropriate. The CNCG Committee also assists our Board of Directors by:

•	identifying individuals qualified to become board members;

•	recommending to the Board the director nominees for the next annual meeting of stockholders;

•	leading the Board in its annual review of performance and the Company’s executive compensation plans in light of such annual review;

•
evaluate annually the performance of the Chief Executive Officer and other executive officers in light of the goals and objectives of the Company’s executive compensation plans and make recommendations to the Board with respect to these executives’ compensation level based on this evaluation;

•	evaluate annually the level of compensation for directors and

•	recommending a code of conduct to the Board.
Mr. Kehoe, our Chief Executive Officer and President, provides the CNCG Committee with his perspective on the performance of other executive officers and certain other senior officers of the Company, and presents compensation recommendations. The CNCG Committee considers recommendations from Mr. Kehoe in its review of executive officer compensation. In addition, Mr. Kehoe is involved in setting the business goals that are used as the performance goals for the bonus incentive plan, subject to Board approval.
The CNCG Committee is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant, legal counsel, or other adviser that it retains. The Company bears all expenses of such service providers.
The CNCG Committee engaged Pay Governance, an executive compensation consulting firm, to advise it on compensation matters during fiscal 2016, prior to the Company's IPO. The consultant assisted with developing peer groups, reviewing and recommending compensation arrangements for non-employee directors, and advising on the incentive plan design, including the cash bonus and stock option awards.
Pay Governance reported directly to the CNCG Committee. While conducting assignments, when appropriate, Pay Governance sought feedback from the CNCG Committee and other Board members regarding its work before presenting study results or recommendations to the CNCG Committee. In the future, the CNCG Committee may engage Pay Governance, or a different compensation consultant, to review our senior management and independent director compensation programs.
Our CNCG Committee identifies individuals qualified to become Board members, assists the Board in reviewing the background and qualifications of individuals being considered as director candidates, and recommends to the Board the director nominees for election by the stockholders, or appointment by the Board.
While the CNCG Committee has not adopted minimum criteria, it considers several qualifications when considering candidates for the Board. Among attributes the CNCG Committee takes into account are: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability, dedication, conflicts of interest and such other relevant factors that the CNCG Committee considers appropriate in the context of the needs of the Board. The CNCG Committee may also take into account legal and regulatory independence requirements. The CNCG Committee selects candidates who have a mix of experiences and backgrounds that will enhance the quality of the Board’s interactions and decisions. The CNCG Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates and the sole authority to approve the search firm's fees and other retention terms, such as fees to be borne by the Company.

The CNCG Committee will consider candidates recommended by shareholders for consideration as directors on the same basis it evaluates other candidates. For details on how stockholders may submit nominations for directors, see "Additional Information -Requirements for Stockholder Proposals to be Brought Before Next Year's Annual Meeting."
For further information, the Compensation, Nominating and Corporate Governance Committee charter may be accessed at http://ir.kinsalecapitalgroup.com.
The CNCG Committee held three meetings and acted once by unanimous written consent during 2016.
Investment Committee
Our Investment Committee consists of Mr. Russell, who serves as the Chair, and Messrs. Bensinger, Kehoe and Killion. The Investment Committee develops our investment policy and oversees our investment managers.
The Investment Committee held four meetings and acted once by unanimous written consent during 2016.
Risk Oversight Management
The Board of Directors oversees the risk management activities designed and implemented by our management. Our senior management is responsible for assessing and managing our risks on a day-to-day basis. The Board of Directors executes its oversight responsibility for risk management both directly and through its committees. The full Board of Directors considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, the Board of Directors receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.
The Board has delegated to the Audit Committee oversight of our risk management process. Our Audit Committee oversees and reviews with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. Our Board of Directors has delegated to the Compensation, Nominating and Corporate Governance Committee the oversight of risk related to compensation policies. Our Compensation, Nominating and Corporate Governance Committee also considers and addresses risk as it performs its respective committee responsibilities. Both standing committees report to the full board as appropriate, including when a matter rises to the level of a material or enterprise level risk.
Stockholder Communications with Our Board of Directors
Stockholders and interested parties may communicate with our board of directors by sending correspondence to the board of directors, a specific committee of our Board of Directors or a director at: Kinsale Capital Group, Inc., Attn: Secretary, 2221 Edward Holland Drive, Suite 600, Richmond, VA 23230. The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board.
Our Secretary reviews all communications to determine whether the contents include a message to a director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable director or directors at each regularly scheduled meeting. The Secretary will alert individual directors to items that warrant a prompt response from the individual director prior to the next regularly scheduled meeting. Items warranting prompt response, but not addressed to a specific director, will be routed to the applicable committee chairperson.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation, Nominating and Corporate Governance Committee and none of our executive officers has had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participating in compensation decisions.
Code of Conduct
We have a Code of Conduct applicable to our directors, officers and employees that complies with the requirements of applicable rules and regulations of the SEC and the NASDAQ. This code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations; and

•	prompt internal reporting to an appropriate person or persons identified in the Code of Conduct of violations of the Code of Conduct; and accountability for adherence to the Code of Conduct.
Our Code of Conduct is available at http://ir.kinsalecapitalgroup.com. Any amendments to the Code of Conduct will be disclosed on our website.
Director Compensation
The following table sets forth information concerning compensation earned by our non-employee directors for the year ended December 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Steven J. Bensinger	60,000	43,360	—	103,360
Joel G. Killion	60,000	43,360	—	103,360
Robert Lippincott III	80,000	43,360	—	123,360
James J. Ritchie	75,000	43,360	—	118,360
Frederick L. Russell, Jr.	60,000	43,360	—	103,360
Edward D. Yun	60,000	43,360	—	103,360
(1) Represents the fair value of 16,000 stock options granted at the time of completion of the IPO July 27, 2016 calculated in accordance with ASC 718. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements included in our Annual Report to Stockholders.

Directors who are also our employees receive no compensation for serving as directors. Non-employee directors, or their designees, receive an annual retainer in the amount of $60,000 for their service on the Board of Directors. The chairman of our Board of Directors receives an additional annual retainer of $20,000 and the chair of the Audit Committee receives an additional annual retainer of $15,000 for their service in that capacity. Directors do not receive any fees for attending board or committee meetings. We also reimburse all directors (including employee directors) for reasonable out-of-pocket expenses they incur in connection with their service as directors.
Our directors, or their designees, are eligible to receive grants of Common Stock under the 2016 Omnibus Incentive Plan (the "2016 Incentive Plan") when and if determined by the Board of Directors, in consultation with the Compensation, Nominating and Corporate Governance Committee, as well as non-qualified stock options and other equity-based awards. On July 27, 2016, in connection with the IPO, each of our non-employee directors received options to purchase 16,000 shares of Common Stock, with a grant-date fair market value of $43,360. The options for Messrs. Killion, Russell, and Yun fully vested as of August 31, 2016. The options for Messrs. Bensinger, Lippincott III, and Ritchie vest 25% annually for four years.
Grants of Class B Common Stock directors received in prior years pursuant to the 2010 Incentive Plan, were fully vested and converted into common stock in connection with the IPO July 27, 2016.
Family Relationships
There are no family relationships among any of our directors or executive officers.

EXECUTIVE OFFICERS
Executive Officers
The following table identifies each of our executive officers and their age as of March 27, 2016:

Name	Age	Board Position	Management Positions
Michael P. Kehoe	50	Class I Director	President and Chief Executive Officer
Brian D. Haney	47	--	Senior Vice President and Chief Operating Officer
William J. Kenney	65	--	Senior Vice President and Chief Information Officer
Ann Marie Marson	59	--	Senior Vice President and Chief Claims Officer
Bryan P. Petrucelli	51	--	Senior Vice President, Treasurer and Chief Financial Officer

The following biographical information is furnished regarding each of our executive officers, excluding Mr. Kehoe, whose biographical information is included in the section “Board of Directors and Corporate Governance.”
Brian D. Haney has served as our Senior Vice President and Chief Operating Officer since March 2015, and was previously our Chief Actuary from 2009. From 2002 to 2009, Mr. Haney was the Chief Actuary of James River Insurance Company, where he was responsible for the actuarial functions, as well as catastrophe modeling and the purchasing of ceded reinsurance. From 1997 to 2002, Mr. Haney was the Chief Actuary of Colony Insurance Company, and was previously a business manager at Capital One Financial Corporation. Mr. Haney began his career at GEICO as an actuarial associate. He is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries. Mr. Haney received a B.A. in Mathematics and Economics from the University of Virginia in 1992.
William J. Kenney has served as our Senior Vice President and Chief Information Officer since June 2009. From 2001 to 2009, Mr. Kenney was the Senior Vice President and Chief Information Office at James River Insurance Company. Prior to James River Insurance Company, he served as Vice President and Chief Information Officer at Colony Insurance Company since 1997. Mr. Kenney received a B.A. in Political Science from Merrimack College and a Masters in Information Technology from Virginia Polytechnic and State University.
Ann Marie Marson has served as our Senior Vice President and Chief Claims Officer since August 2009. From February 2003 to June 2009, Ms. Marson was the Senior Vice President and Chief Claims Officer at James River Insurance Company. Prior to James River Insurance Company, she served as Claims Vice President with ACE USA managing its National Claims Facility where she was accountable for a nationwide program focused on the resolution of aged, complex casualty claims. Ms. Marson received a B.A. in History and Political Science from Farleigh Dickinson University and a J.D. from Temple University Beasley School of Law.
Bryan P. Petrucelli has served as our Senior Vice President and Chief Financial Officer since March 2015, and as our Treasurer since December 2015, and before that, was our Vice President of Finance from 2009. Prior to his role at the Company, Mr. Petrucelli was a Senior Manager in Ernst & Young’s audit practice with over 13 years of experience serving clients in the insurance industry. Prior to Ernst & Young, Mr. Petrucelli spent seven years with Travelers Insurance Company, leaving as a senior auditor. Mr. Petrucelli received a B.B.A. in finance from James Madison University and a Post Baccalaureate Certificate in Accounting from Virginia Commonwealth University. Mr. Petrucelli is a Certified Public Accountant.
Summary Compensation
The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC, including reduced narrative and tabular disclosure obligations regarding executive compensation.
Summary Compensation Table
The following table shows the compensation earned by Michael P. Kehoe, Brian D. Haney and Bryan P. Petrucelli (collectively, the "named executive officers") for the years ended December 31, 2016 and December 31, 2015. Our compensation packages for the named executive officers primarily consist of salary, annual bonuses, and stock options.

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards(2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
		($)	($)	($)	($)	($)	($)
Named Executive Officers
Michael P. Kehoe Director, President and Chief Executive Officer	2016	500,500		459,551	740,000	16,680	1,716,731
	2015	450,000	650,000			16,680	1,116,680
Brian D. Haney Chief Operating Officer	2016	247,506		149,050	281,000	16,680	694,236
	2015	227,035	250,000			16,620	493,655
Bryan P. Petrucelli Chief Financial Officer	2016	242,218		149,050	281,000	16,680	688,948
	2015	195,311	250,000			16,510	461,821
(1) Represents discretionary cash bonuses for the year ended December 31, 2015. These bonuses were paid prior to March 15, 2016.
(2) Represents the fair value of stock options granted at the time of completion of the IPO July 27, 2016 calculated in accordance with ASC 718. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements included in our Annual Report to Stockholders.
(3) Amounts represent annual performance bonus compensation earned by our named executive officers for the year ended December 31, 2016 as more fully described below in the section entitled "Narrative to Summary Compensation Table - 2016 bonus arrangements." The bonus was paid prior to March 15, 2017.
(4) Represents the Company's contributions to the tax qualified 401(k) plan of $15,900 for each named executive in 2016 and 2015, and the Company's payment of life insurance premiums of $780 for Mr. Kehoe, $720 for Mr. Haney, and $610 for Mr. Petrucelli in 2015, and $780 for each named executive in 2016.
Narrative to Summary Compensation Table
Base salary
Each of our named executive officer received a fixed base salary in an amount determined based on a number of factors, including:

•	The nature, responsibilities and duties of the officer's position;

•	The officer's expertise, demonstrated leadership ability and prior performance;

•	The officer's salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

•	The competitiveness of the market for the officer's services.
2016 bonus arrangements
Each named executive officer was eligible to earn an annual cash incentive in 2016 under the 2016 bonus program which covers all employees. Individual awards are determined based on a combination of the Company’s underwriting income in relation to performance goals and a discretionary assessment of the executive officer’s individual performance for the year. The CNCG Committee selected underwriting income as the basis for the bonus calculation because it believes this is the most accurate reflection of the Company’s short-term financial and operational performance. For a reconciliation of underwriting income to net income in accordance with Generally Accepted Accounting Principles ("GAAP"), see “Management’s discussion and analysis of financial condition and results of operations - Reconciliation of non-GAAP financial measures” in the Annual Report to Stockholders. For our named executive officers, approximately 80% of their target bonus is determined by underwriting income, and 20% is determined by individual performance. Underwriting income measured against performance goals could result in a bonus pool of 0% to 150% of the target bonus allocation. Underwriting income achieved 150% of the target performance goal for 2016. The CNCG Committee oversees the bonus program, retains discretion is evaluating the individual performance component of each named executive officer's bonus, and recommends the bonus payments to the Board of Directors. The Board of Directors considered the CNCG Committee’s recommendations for 2016 and approved them as proposed. Awards are payable in cash by March 15th of the following year.
Outstanding equity awards at fiscal year-end
The following table shows the outstanding equity awards held by the named executive officers of the Company as of December 31, 2016, which consist solely of options to purchase Common Stock granted under our 2016 Incentive Plan.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Option Exercise Price ($)	Option Expiration Date

Michael P. Kehoe	—	169,576	16.00	7/27/2026
Brian D. Haney	—	55,000	16.00	7/27/2026
Bryan P. Petrucelli	—	55,000	16.00	7/27/2026
(1) Options were granted July 27, 2016 in connection with the IPO, and vest 25% annually for four years.
No options were exercised by our named executive officers during the year ended December 31, 2016.
Other benefits
All of our employees are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance and a 401(k) plan. Our named executive officers are eligible to participate in these plans generally on the same basis as our other employees. We do not sponsor or maintain any deferred compensation or supplemental retirement plans in addition to our 401(k) plan. Our 401(k) plan provides substantially all employees with the ability to make pre- or post-tax retirement contributions in accordance with applicable IRS limits. Matching contributions are provided in an amount equal to 100% of the first 6% of elective contributions by the employee. The 401(k) plan matching contributions provided to our named executive officers in 2016 and 2015 are reflected above in the “Summary compensation table” section under the “All Other Compensation” column heading.
Employment agreement
In June, 2009, Kinsale Management, Inc. entered into an employment agreement with Michael P. Kehoe, our Chief Executive Officer. The agreement had an initial term of three years and provides for automatic renewal for one year terms thereafter unless written notice not to extend the term is provided by Kinsale Management, Inc. or Mr. Kehoe at least 90 days prior to the end of the term.
Mr. Kehoe's annual base salary shall be determined by the Board of Directors, but shall not be less than $400,000. Mr. Kehoe is eligible to receive such discretionary bonuses as the Board of Directors may determine. Mr. Kehoe may also participate in benefit plans generally available to the Company's executive employees.
Kinsale Management may terminate the agreement for cause (as defined in the agreement), without cause, upon disability and may permit the agreement to expire at the end of a term. Mr. Kehoe may terminate the agreement for good reason (as defined in the agreement), resign or permit the agreement to expire at the end of a term.
If Kinsale Management terminates the agreement without cause or permits the term to expire, or Mr. Kehoe terminates the agreement for good reason, Mr. Kehoe is entitled to his base salary for 12 months and a continuation of benefits for 12 months. If Kinsale Management terminates the agreement for cause or disability, or Mr. Kehoe resigns without good reason or permits the term to expire, Kinsale Management has no further obligations to Mr. Kehoe, except as provided in any bonus or incentive plan. Mr. Kehoe is also subject to confidentiality, non-competition and non-solicitation covenants under the agreement.
EQUITY COMPENSATION PLAN INFORMATION
2010 Incentive Plan
In 2010, our Board of Directors adopted the Kinsale 2010 Stock Incentive Plan (the “2010 Incentive Plan”). The purpose of this plan was to assist us in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors and employees and to achieve long-term objectives which inured to the benefit of all of our stockholders through the additional incentive inherent in the ownership of shares of our common stock. Prior to our IPO, there were 105,964 shares of Class B Common Stock that were granted under the 2010 Incentive Plan which remained unvested. All grants of Class B Common Stock pursuant to the 2010 Incentive Plan vested and were converted in accordance with the terms of the 2010 Incentive Plan into grants of our common stock prior to the completion of our IPO. In connection with our IPO, we terminated the 2010 Incentive Plan. There were no unvested Class B shares held by named executive officers at the time of the IPO.
2016 Incentive Plan
In connection with the completion of our IPO in July of 2016, we adopted Kinsale Capital Group, Inc. 2016 Omnibus Incentive Plan (the “2016 Incentive Plan”). Our 2016 Incentive Plan provides for grant of options, restricted shares, restricted stock units and other share-based awards to our officers, employees, directors, independent contractors and consultants. These awards are an important part of our long-term incentive compensation program which we use in order to strengthen the commitment of such individuals to us, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to are expected to result in our long-term growth and profitability. All of our outstanding equity awards are governed by our 2016 Incentive Plan. In connection with our IPO we granted 279,576 options under the 2016 Incentive Plan to our named executive officers. All options have a term of ten years and vest 25% annually for four years. Upon any termination of employment, all unvested options are forfeited. Generally, upon an employee’s termination of employment with us, the employee will have 90 days following the date of such termination to exercise any vested options. If the employee’s termination is due to her total and permanent disability or death, the employee or her estate, as applicable, may exercise vested options for six months. In no event will an employee be entitled to exercise the option after its original expiration date. All options will be forfeited if an employee’s employment is terminated for cause.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our Board of Directors adopted a written policy for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or beneficial owners of more than 5% of our common stock (or their immediate family members) is implicated, each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to the chairperson of our Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. In approving or rejecting such proposed transactions, the Audit Committee is required to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee approves only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith in the exercise of its discretion. In the event that any member of our Audit Committee is not a disinterested person with respect to the related person transaction under review, that member is excluded from the review and approval or rejection of such related person transaction and another director may be designated to join the committee for purposes of such review. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the Audit Committee will review and may, in its discretion, ratify the related person transaction retroactively.
The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety.
Stockholders’ Agreement
In connection with our founding in 2009, we entered into a stockholders agreement with certain funds affiliated with our principal stockholders, the Moelis Funds, certain funds affiliated with Virginia Capital Partners, LLC and certain other investors, stockholders and executive officers. In connection with our IPO, we terminated this agreement in accordance with its terms.
Registration Rights Agreement
On August 2, 2016, we amended and restated the registration rights agreement, dated March 8, 2010, pursuant to which Moelis Capital Partners Opportunity Fund I, LP, Moelis Capital Partners Opportunity Fund I-A, LP, Virginia Capital Private Equity, LP and other investors listed therein, are entitled to certain rights with respect to the registration of shares of our common stock they hold under the Securities Act.
Director Nomination Agreement
We entered into a director nomination agreement with the Moelis Funds. So long as the Moelis Funds own more than 35% of our outstanding common stock, the Moelis Funds will have the right (but not the obligation) to nominate three individuals to our Board of Directors, so long as the Moelis Funds own more than 20% or more but less than 35% of our outstanding common stock, the Moelis Funds will have the right (but not the obligation) to nominate two individuals to our board of directors, and so long as the Moelis Funds own 10% or more but less than 20% of our outstanding common stock, the Moelis Funds will have the right (but not the obligation) to nominate one individual to our board of directors. Subject to limited exceptions, we will include these nominees in the slate of nominees recommended to our stockholders for election as directors.
Director and Officer Indemnification Agreements
We entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and By-Laws against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on behalf of us (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and By-Laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
We believe that these indemnification agreements, as well as our maintaining directors’ and officers’ liability insurance, help us to attract and retain qualified persons as directors and officers.
Consulting Agreement
The Company entered into a consulting agreement with Robert Wright, the father-in-law of the president and chief executive officer, Michael P. Kehoe, to provide services related to the establishment and operation of the Company's manufactured housing program. The consulting contract provided for a three-year term and was terminated in February 2017. During the year ended December 31, 2016, the Company paid fees to Robert Wright in the amount of approximately $120,300.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of KPMG LLP will be present at the Annual Meeting, have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.
The board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION THE APPOINTMENT OF KPMG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2017.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees billed for professional services rendered by KPMG LLP for the years ended December 31, 2016 and 2015 were as follows:

	2016	2015
Audit Fees	$520,000	$173,000
Audit-Related Fees
Tax Fees
All Other Fees
Total Fees	$520,000	$173,000

Audit Fees.   Audit fees consist of fees related to the Company’s annual financial statement audits, annual statutory audits and interim reviews of quarterly financial statements. Audit fees for 2016 include additional work performed in connection with the Company’s IPO and follow-on offering.
Pre-Approval of Services
The Audit Committee must review and pre-approve all audit and non-audit services performed by the Company’s independent auditor prior to the engagement. The Audit Committee may delegate pre-approval authority to one or more of its members, who will report any pre-approval decisions at the next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG LLP ("KPMG"), the Company's independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with U.S. generally accepted accounting principles.
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2016 with the management of the Company and KPMG. The Audit Committee has discussed with KPMG the matters required to be discussed by applicable Public Company Accounting Oversight Board standards. The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence. The Audit Committee also has considered whether KPMG's provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.
Based on the review and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.
The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm.
Audit Committee:
James J. Ritchie, Chairman
Steven J. Bensinger
Robert Lippincott III

ADDITIONAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our common stock with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.
Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2016, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements except for the following:
Five Form 4s (Steven J. Bensinger, William J. Kenney Jr., Robert Lippincott III, Ann Marie Marson, and James Joseph Ritchie) were not filed on a timely basis due to inadvertent oversight. Each of the reports was filed on September 9, 2016 and related to the reporting person's purchase of shares of our common stock directly from an underwriter under the directed share program in connection with our initial public offering of common stock, which closed on August 2, 2016.
Requirements for Stockholder Proposals to Be Brought Before Next Year’s Annual Meeting
In order for a proposal by a stockholder of the Company to be eligible to be included in the Company’s proxy statement for the 2018 annual meeting of stockholders pursuant to the proposal process mandated by SEC rules, the proposal must be received by the Company on or before December 8, 2017 and must comply with the informational and other requirements set forth in Regulation 14A under the Exchange Act.
Notice of any director nomination or other proposal that you intend to bring before the 2018 annual meeting of stockholders must be delivered to, or mailed and received by, our Secretary, at Kinsale Capital Group, Inc., 2221 Edward Holland Drive, Suite 600, Richmond, VA 23230 not earlier than the close of business on January 25, 2018 and not later than the close of business on February 24, 2018. However, if the date of the 2018 annual meeting of stockholders is advanced or delayed more than 25 days of May 25, 2018 (the first anniversary of the 2017 Annual Meeting) then such notice must be received by us no later than the tenth day following the day on which notice of the date of the 2018 annual meeting was made or public announcement of the date of the meeting was first made by us, whichever first occurs. In addition, your notice must set forth the information required by our By-Laws with respect to each director nomination or other proposal that you intend to present at the 2018 annual meeting of stockholders. Copies of the provisions of our By-Laws applicable to stockholder nominations and proposals will be forwarded to any stockholder upon written request.
Other Matters
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

APPENDIX A- PROXY CARD

KINSALE CAPITAL GROUP

**IMPORTANT ANNUAL MEETING INFORMATION** 000004

ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
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# Admission Ticket

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## Electronic Voting Instructions

**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on May 24, 2017.**

### Vote by Internet

- Go to **www.envisionreports.com/KNSL**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

# Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## A Proposals — The Board recommends a vote FOR all nominees and FOR Proposal 2.

1. Election of Directors:

| | For | Withhold |
|---|---|---|
| 01 - Michael P. Kehoe | ☐ | ☐ |
| 02 - Joel G. Killion | ☐ | ☐ |
| 03 - Edward D. Yun | ☐ | ☐ |

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| | For | Against | Abstain |
|---|---|---|---|
| 2. Proposal to ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the year ending December 31, 2017. | ☐ | ☐ | ☐ |

## B Non-Voting Items

**Change of Address** — Please print your new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark the box to the right if you plan to attend the Annual Meeting. ☐

## C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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## 2017 Annual Meeting Admission Ticket

**2017 Annual Meeting of**
**Kinsale Capital Group, Inc. Stockholders**

**Thursday, May 25, 2017, 10:30 a.m. Eastern Time**
**The Commonwealth Club**
**401 W. Franklin Street, Richmond, VA, 23220**

**Upon arrival, please present this admission ticket and photo identification at the registration desk.**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

KINSALE CAPITAL GROUP

## Proxy — Kinsale Capital Group, Inc.

## Notice of 2017 Annual Meeting of Stockholders

### Proxy Solicited by Board of Directors for Annual Meeting — May 25, 2017

Michael P. Kehoe and Bryan P. Petrucelli, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Kinsale Capital Group, Inc. to be held on May 25, 2017 or at any postponement or adjournment thereof.

**Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, and FOR Proposal 2.**

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

(Items to be voted appear on reverse side.)